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                                EXHIBIT B   (21)


                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

        The subsidiary companies of The Goodyear Tire & Rubber Company at March 15, 1996, and the places of incorporation or organization thereof, are:

                                                                          Place of
                                                                        Incorporation
                Name of Subsidiary                                      or Organization
                ------------------                                      ---------------
All American Pipeline Company                                          Texas
Belt Concepts of America, Inc.                                         Delaware
Brad Ragan, Inc                                                        North Carolina
Celeron Corporation                                                    Delaware
Celeron Gathering Corporation                                          Delaware
Celeron Trading & Transportation Company                               Delaware
Cosmoflex, Inc.                                                        Delaware
Divested Atomic Corporation                                            Delaware
Divested Companies Holding Company                                     Delaware
Divested Litchfield Park Properties, Inc.                              Arizona
Goodyear International Corporation                                     Delaware
The Goodyear Rubber Plantations Company                                Ohio
Goodyear Western Hemisphere Corporation                                Delaware
Lee Tire & Rubber Company                                              Ohio
Murphy's Inc., Sales and Service                                       California
Wingfoot Corporation                                                   Delaware
Wingfoot Ventures Seven Inc.                                           Delaware
Wingfoot Ventures Eight Inc.                                           Delaware
Wingfoot Ventures Nine Inc.                                            Delaware
Wingfoot Ventures Ten Inc.                                             Delaware
Wingfoot Ventures Eleven Inc.                                          Delaware

Compania Anonima Goodyear de Venezuela                                 Venezuela
Compania Goodyear del Peru, S.A.                                       Peru
Companhia Goodyear do Brasil Produtos de Borracha Ltda                 Brazil
Compania Hulera Goodyear--Oxo, S.A. de C.V.                            Mexico
Corporacion Industriales Mercurio, S.A. de C.V.                        Mexico
Deutsche Goodyear Holdings GmbH                                        Germany
Deutsche Goodyear GmbH                                                 Germany
Goodyear Australia Limited                                             Australia
Goodyear Canada Inc.                                                   Canada
Goodyear Chemicals, Europe S.A.                                        France
Goodyear Dalian Ltd.                                                   People's Republic of China
Goodyear de Chile S.A.I.C.                                             Chile
Goodyear de Colombia S.A.                                              Colombia
Goodyear Broker's Limited                                              Bermuda
Goodyear Espanola S.A.                                                 Spain
Goodyear Export, S.A.                                                  Bermuda
Goodyear Export Sales Corporation                                      Barbados
Goodyear France (Pneumatiques) S.A.                                    France
Goodyear Finance Holding S.A.                                          Luxembourg
Goodyear Great Britain Limited                                         England
Goodyear Hellas S.A.I.C.                                               Greece
Goodyear Holding Co.                                                   Venezuela
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
                                                                          Place of
                                                                        Incorporation
                Name of Subsidiary                                      or Organization
                ------------------                                      ---------------
Goodyear India Limited                                                 India
Goodyear Italiana S.p.A.                                               Italy
Goodyear Jamaica Limited                                               Jamaica
Goodyear Lastikleri Turk Anonim Sirketi                                Turkey
Goodyear Malaysia Berhad                                               Malaysia
Goodyear Maroc S.A.                                                    Morocco
Goodyear (Nederland) B.V.                                              Netherlands
Goodyear New Zealand, Ltd.                                             New Zealand
The Goodyear Orient Company Pte Limited                                Singapore
Goodyear Portuguesa, Limited                                            Portugal
Goodyear Philippines Inc.                                              Philippines
Goodyear Qingdao Engineered Elastomers Company Ltd.                    People's Republic of China
Goodyear S.A.                                                          France
Goodyear S.A.                                                          Luxembourg
Goodyear Singapore Pte Limited                                         Singapore
Goodyear (Suisse), S.A.                                                Switzerland
Goodyear Taiwan Limited                                                Republic of China
Goodyear (Thailand) Limited                                            Thailand
Goodyear Zimbabwe (Private) Limited                                    Zimbabwe
Gran Industria de Neumaticos Centroamericana, S.A.                     Guatemala
Granford Manufacturing, Inc.                                           Canada
Gummiwerke Fulda GmbH                                                  Germany
Neumaticos Goodyear S.A.                                               Argentina
Nippon Goodyear Kabushiki Kaisha                                       Japan
Philippine Rubber Project Company, Inc.                                Philippines
P.T. Goodyear Indonesia                                                Indonesia
P.T. Goodyear Sumatra Plantations                                      Indonesia
S.A. Goodyear N.V.                                                     Belgium
Svenska Goodyear Aktiebolag                                            Sweden
---------------

(1)  Each of the 72 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)  Each of the 72 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital:
     Brad Ragan, Inc. 74.5%; Compania   Goodyear del Peru S.A., 78%; Goodyear Dalian Ltd., 75%; Goodyear India Limited, 59.9%;
     Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 50.8%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc
     S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand)
     Limited, 53.5%; Gran Industria de Neumaticos Centroamericana, S.A., 75.8%; P.T. Goodyear Indonesia, 85%; and Goodyear
     Philippines Inc., 69%.

(3)  In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 84 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.
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